Exhibit 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Nevada Geothermal Power Inc. (the “Company”) on Form 20-F, Amendment No. 1, for the year ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of Nevada Geothermal Power Inc.

Date: September 24, 2007

/s/ Ed Low
Ed Low, Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Nevada Geothermal Power Inc. and will be retained by Nevada Geothermal Power Inc. and furnished to the Securities and Exchange Commission or its staff upon request.